Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY ANNOUNCES AB VALUE AND BRADLEY RADOFF HAVE NOTIFIED IT THAT MARY BRADLEY WILL NOT SERVE ON THE BOARD

DURANGO, CO / Newsfile / August 16, 2022 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the “Company,” “we” or “RMCF”), an international franchiser and manufacturer of gourmet chocolates and other confectionary products, today announced that AB Value Partners LP and Bradley Radoff (together with certain of their affiliates, the “AB Value/Radoff Group”) unexpectedly notified the Company that Mary Bradley will not serve on the Board of Directors of the Company (the “Board”), just one day after entering into an agreement that was premised on her ability to serve in that capacity.

The Company had pursued a cooperation agreement with the AB Value/Radoff Group that would have expanded its Board of Directors to seven members by appointing Mary Bradley to the Board immediately following the 2022 Annual Meeting of Shareholders and included other terms previously announced by the Company. The Company and the AB Value/Radoff Group had expected to announce that cooperation agreement on August 15, 2022. However, late at night on August 14, 2022, the AB Value/Radoff Group requested that the Company not make that announcement due to Ms. Bradley’s unwillingness to serve, which was disclosed to the Company for the first time in that communication. The Company followed up yesterday with the AB Value/Radoff Group seeking confirmation of Ms. Bradley’s status and specific information concerning when the AB Value/Radoff Group first became aware of the possibility that Ms. Bradley was not willing to serve. The AB Value/Radoff Group has failed to adequately respond to these information requests, and the Company believes that the AB Value/Radoff Group induced the Company to enter into the cooperation agreement based on incomplete and/or misleading information. As a result, the cooperation agreement is null and void.

Equally concerning is that the AB Value/Radoff Group has failed to update its proxy materials and, in light of its failure to provide direct answers to the Company’s simple questions, we have reason to believe that Ms. Bradley may have informed the AB Value/Radoff Group of her intention to not serve on the Board before August 14, 2022.

The Company’s Bylaws require that a stockholder proposing a nominee for director must provide, among other items, “the nominee’s written consent to . . . serving as a director if elected . . . .” The Company’s Bylaws also provide that “[a] person shall not be eligible for election or re-election as a director at an annual meeting unless . . . the person is nominated by” a stockholder in accordance with the Bylaws. Because the AB Value/Radoff Group notified the Company that Ms. Bradley is unwilling to serve as a director of the Company, the AB Value/Radoff Group’s nomination of Ms. Bradley pursuant to the Company’s Bylaws is no longer valid and the AB Value/Radoff Group has no remaining nominees for election at the 2022 Annual Meeting of Shareholders.

The Board’s bona fide nominees for election at the meeting are Chief Executive Officer Rob Sarlls, and incumbent independent directors Jeff Geygan (Board Chair), Gabriel Arreaga, Mark Riegel, Brett Seabert and Sandra Taylor.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., (the “Company”), ranked number one on Newsweek's list of “America's Best Retailers 2022” in the chocolate and candy stores category and headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 325 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol “RMCF.”

Important Additional Information and Where to Find It

In connection with the 2022 Annual Meeting of Stockholders, RMCF has filed its definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on July 5, 2022, as supplemented by the Supplement to Proxy Statement filed with the SEC on July 7, 2022 (collectively, the “Proxy Statement”) in connection with the solicitation of proxies from stockholders for the 2022 Annual Meeting. RMCF STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. This communication is not a substitute for the Proxy Statement or any other document that may be filed by RMCF with the SEC. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying WHITE proxy card, any amendments or supplements to the Proxy Statement and other documents filed by RMCF with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the of RMCF’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting RMCF’ s Investor Relations department at (970) 259-0554, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents may be obtained free of charge by directing a request by mail to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary.

Forward-Looking Statements

This communication includes statements of RMCF’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this communication are forward-looking statements. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “will,” “intend,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “potential,” “prospects,” “build” or similar expressions. For a detailed discussion of the risks and uncertainties that may cause RMCF’s actual results to differ from the forward-looking statements, please see the section entitled “Risk Factors” contained in Item 1A. of the Annual Report. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, RMCF undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this presentation or those that might reflect the occurrence of unanticipated events.